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                                                                   Exhibit 10.43

                     --------------------------------------


                               OPERATING AGREEMENT

                                 BY AND BETWEEN

                            RALLY'S HAMBURGERS, INC.

                                       AND

                            CARL KARCHER ENTERPRISES

                     --------------------------------------








                                  May 22, 1996

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS..........................................................................................  1

ARTICLE 2  ENGAGEMENT AND TERM..................................................................................  7
                  Section 2.1               Engagement..........................................................  7
                  Section 2.2               Term................................................................  8
                  Section 2.3               Inspection..........................................................  8

ARTICLE 3  RIGHTS OF OWNER......................................................................................  8
                  Section 3.1               Audit Rights........................................................  8
                  Section 3.2               Approval Rights.....................................................  9

ARTICLE 4  RIGHTS AND RESPONSIBILITIES OF OPERATOR..............................................................  9
                  Section 4.1               Scope of Operator's Responsibilities................................  9
                  Section 4.2               Funding............................................................. 10
                  Section 4.3               No Assumption of Liabilities........................................ 10
                  Section 4.4               Operator Obligations................................................ 10
                  Section 4.5               Use of Name......................................................... 11
                  Section 4.6               Payment of Taxes and Utilities...................................... 12
                  Section 4.7               Records, Financial Statements and Tax
                                            Returns............................................................. 13
                  Section 4.8               Management Meetings................................................. 13
                  Section 4.9               Converted Stores.................................................... 13
                  Section 4.10              Closure of Stores................................................... 13
                  Section 4.11              Unused Equipment.................................................... 14

ARTICLE 5  COVENANTS............................................................................................ 14
                  Section 5.1               Lease Agreements.................................................... 14
                  Section 5.2               Non-Disturbance..................................................... 15
                  Section 5.3               Sales, Marketing and Advertising.................................... 15
                  Section 5.4               Insurance........................................................... 15
                  Section 5.5               No Sale of Stores................................................... 15
                  Section 5.6               Green Burrito....................................................... 16
                  Section 5.7               Lease Agreement Extensions.......................................... 16

ARTICLE 6  COMPENSATION......................................................................................... 16
                  Section 6.1               Owner Fee and Owner Advertising Fee................................. 16
                  Section 6.2               Wire Transfer Instructions.......................................... 17
                  Section 6.3               Compensation to Operator............................................ 17

ARTICLE 7  REPRESENTATIONS AND WARRANTIES....................................................................... 17
                  Section 7.1               Owner Representations and Warranties................................ 17
                  Section 7.2               Operator Representations and Warranties............................. 19

ARTICLE 8  DAMAGE; DESTRUCTION OR CONDEMNATION.................................................................. 20
                  Section 8.1               Application of Insurance Proceeds................................... 20

ARTICLE 9  INDEMNIFICATION...................................................................................... 21
                  Section 9.1               Indemnification by Owner............................................ 21
                  Section 9.2               Indemnification by Operator......................................... 21

                                       (i)


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
ARTICLE 10  DEFAULT............................................................................................. 22
                  Section 10.1 Events of Operator Default....................................................... 22
                  Section 10.2 Owner Remedies................................................................... 23
                  Section 10.3 Events of Owner Default.......................................................... 23
                  Section 10.4 Operator Remedies................................................................ 24

ARTICLE 11  TERMINATION......................................................................................... 24
                  Section 11.1 Termination For Cause by Owner................................................... 24
                  Section 11.2 Termination For Cause by Operator................................................ 24
                  Section 11.3 Termination Without Cause by Operator............................................ 24
                  Section 11.4 Termination with Respect to a Specific
                                    Store....................................................................... 25
                  Section 11.5 Cessation of Activities by Operator upon
                                    Termination................................................................. 25
                  Section 11.6 Other Rights Upon Termination.................................................... 25

ARTICLE 12  MISCELLANEOUS PROVISIONS............................................................................ 26
                  Section 12.1      Binding Arbitration......................................................... 26
                  Section 12.2      No Joint Venture; Independent Entity........................................ 26
                  Section 12.3      Inquiry..................................................................... 27
                  Section 12.4      Affiliates.................................................................. 27
                  Section 12.5      Expense..................................................................... 27
                  Section 12.6      Confidentiality............................................................. 27
                  Section 12.7      Assignment.................................................................. 28
                  Section 12.8      Notices..................................................................... 28
                  Section 12.9      Incorporation of Schedules.................................................. 29
                  Section 12.10     Complete Agreement.......................................................... 29
                  Section 12.11     Amendment of Agreement...................................................... 29
                  Section 12.12     Attorneys' Fees............................................................. 29
                  Section 12.13     Third-Party Beneficiaries................................................... 29
                  Section 12.14     Successors and Assigns...................................................... 29
                  Section 12.15     Governing Law............................................................... 29
                  Section 12.16     Severability................................................................ 30
                  Section 12.17     Captions.................................................................... 30
                  Section 12.18     References to Articles and Sections......................................... 30
                  Section 12.19     Counterparts................................................................ 30
                  Section 12.20     Execution of Other Documents................................................ 30
                  Section 12.21     Due Dates................................................................... 30


                                    SCHEDULES

Schedule A                 -        Stores

Schedule B-1               -        Approved Sources (The suppliers and vendors
                                    currently used by Owner in the operation of the Stores)

                                      (ii)


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Schedule B-2               -      Approved Sources (Those suppliers and vendors
                                  used by Operator from time to time which are approved by Owner for use by Operator)

Schedule C                 -      Consumables (by category)

Schedules D-1              -      Existing Assets

Schedules E-1              -      Lease Agreements
through E-28

Schedule F                 -      Consumables (by quantity and cost)

Schedule G                 -      Insurance Coverage

Schedule H                 -      Existing Contracts

Schedule I                 -      Liabilities

Schedule J                 -      Taxes



                                      (iii)


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                               OPERATING AGREEMENT
                                 BY AND BETWEEN
                            RALLY'S HAMBURGERS, INC.
                                       AND
                            CARL KARCHER ENTERPRISES

         THIS OPERATING AGREEMENT (this "AGREEMENT") is entered into as of May 22, 1996, by and between Rally's Hamburgers, Inc., a Delaware corporation ("OWNER"), and Carl Karcher Enterprises, a California corporation ("OPERATOR").

                                    RECITALS

         WHEREAS, Owner owns and operates certain Rally's Hamburgers restaurants located in California and Arizona, as set forth on SCHEDULE A attached hereto (collectively, the "STORES"); and

         WHEREAS, Owner desires to hire Operator, and Operator desires to be hired by Owner, to manage and operate each of the Stores either as a Rally's Hamburgers restaurant (a "RALLY'S STORE") or as a restaurant which has been converted, in Operator's sole and absolute discretion, into a Carl's Jr. restaurant (a "CONVERTED STORE"), upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, mutual covenants, representations and warranties set forth in this Agreement, Owner and Operator hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings specified:

         "AFFILIATE" shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with Owner or Operator, as the case may be. For purposes of determining the existence of an Affiliate, "control" shall mean ownership of fifty percent (50%) or more of the ownership interests in an entity in question or the possession of direct or indirect power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise.

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         "APPROVED SOURCES" shall mean (i) the suppliers and vendors currently used by Owner in the operation of the Stores as listed on SCHEDULE B-1 attached hereto (which Schedule shall be amended from time to time by Owner to reflect additions and deletions of suppliers and vendors), and (ii) those suppliers and vendors used by Operator from time to time which are approved by Owner for use by Operator (which approval shall not be unreasonably withheld or delayed) including, without limitation, the suppliers and vendors listed on SCHEDULE B-2 attached hereto.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "CLASS A STORES" shall mean those Stores identified under the heading "Class A Stores" on SCHEDULE A attached hereto.

         "CLASS B STORES" shall mean those Stores identified under the heading "Class B Stores" on SCHEDULE A attached hereto.

         "CLOSING COSTS" shall mean all Losses related to the closing of a Store including but not limited to all payments required under any Lease Agreements.

         "CLOSURE DATE" shall have the meaning set forth in
SECTION 4.10(a).

         "CONSUMABLES" shall mean paper supplies, cleaning materials, eating utensils, restaurant supplies, food and beverage inventories, office inventories and all other consumables, as described on SCHEDULE C attached hereto .

         "CONVERTED STORES" shall have the meaning set forth in the Recitals above.

         "DEMAND DATE" shall have the meaning set forth in SECTION 4.10(a).

         "ENVIRONMENTAL LIABILITY OF OPERATOR" shall mean any and all Liabilities arising out of (i) environmental conditions, including, without limitation, the presence of any Hazardous Substances at, on, in or under the Stores; (ii) the release or threat of release of Hazardous Substances at the Stores whether into the air, soil, ground or surface waters on or off-site;
(iii) any violation of any federal, state, regional or local environmental law, regulation, rule, order, ordinance or notice arising from or relating to the acts or omissions of, or permitted by, Operator; or (iv) the use, possession, handling, generation, treatment, storage, recycling, transportation or disposal by Operator of Hazardous Substance on the Stores, where

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the events or conditions in clauses (i), (ii), (iii) or (iv) arise out of or are caused (directly and indirectly) by acts or omissions of Operator or Operator's employees or agents after the Implementation Date including, without limitation, any and all fines, penalties, obligations, injunctive or other equitable relief, awards, costs and expenses (including reasonable attorneys' fees and disbursements and court costs) for personal injury, death, natural resource damages, property damage and the costs of environmental investigation or studies, clean-up or remediation, including, without limitation, any liabilities under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. ("HMTA"); the Resource Conservation and Recovery Act, 42 U.S.C. Section6901, et seq. ("RCRA"); the
Clean Water Act 33 U.S.C. Section 1251, et seq. ("CWA"); the Clean Air Act, 42 U.S.C. Section7401, et seq. ("CAA"); the Occupational Safety and Health Act, 84 Stat. 1590 ("OSHA"); and the California Health and Safety Code ("CHSC"); and any rules and regulation promulgated under any of the foregoing.

         "ENVIRONMENTAL LIABILITY OF OWNER" shall mean any and all liabilities arising out of (i) environmental conditions, including, without limitation, the presence of any Hazardous Substances at, on, in or under the Stores; (ii) the release or threat of release of Hazardous Substances at the Stores whether into the air, soil, ground or surface waters on- or off-site; (iii) any violation of any federal, state, regional or local environmental law, regulation, rule, order, ordinance or notice arising from or relating to the acts or omissions of, or permitted by, Owner; or (iv) the use, possession, handling, generation, treatment, storage, recycling, transportation or disposal by Owner of Hazardous Substances on the Stores, where the events or conditions in clauses (i), (ii),
(iii), or (iv) arise out of or are caused (directly or indirectly) by acts or omissions of Owner or Owner's employees or agents prior to the Implementation Date including, without limitation, any and all fines, penalties, obligations, injunctive or other equitable relief, awards, costs, and expenses (including reasonable attorneys' fees and disbursements and court costs) for personal injury, death, natural resource damages, property damage and the cost of environmental investigation or studies, clean-up or remediation, including, without limitation, any liabilities under CERCLA, HMTA, RCRA, CWA, CAA, OSHA and CHSC and any rules and regulations promulgated under any of the foregoing.

         "EXISTING ASSETS" shall mean the values of all the tangible and intangible assets (other than Consumables) located at each of the Stores on the Implementation Date, as contemplated by SCHEDULE D-1 attached hereto. In addition, it is further understood and agreed that at the Implementation Date, each Store's Total Net Book Value (as described in Schedule D-1) which

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has an asterisk to the left of the address of each Store shall have its Total
Net Book Value restated to $100,000, reduced by $5,000 per year (or portion thereof) from the initial opening date of the Store by Owner (i.e. not the Implementation Date) to the date of valuation. Otherwise, Existing Assets will be valued at Owner's net book set forth on the financial statements of Owner (which have been prepared in accordance with GAAP) as of the date of valuation.

         "FINANCIAL STATEMENTS" shall mean statements calculating the amount of Net Sales of each Store (i.e. specifying gross sales and permitted deductions therefrom) and the value of the New Assets (specifying a Significant Operating Expense) purchased for each Store during a Fiscal Period or Fiscal Year.

         "FISCAL PERIOD" shall mean each of the thirteen (13) four (4) week fiscal periods of Operator during a Fiscal Year commencing and ending after the Implementation Date; provided, that the initial Fiscal Period shall commence on the Implementation Date and shall end on the last day of that fiscal period.

         "FISCAL YEAR" shall mean each fiscal year of Operator commencing and ending after the Implementation Date; provided, that the initial Fiscal Year shall commence on the Implementation Date and shall end on the last day of that fiscal year.

         "GAAP" shall mean generally accepted accounting principles.

         "HAZARDOUS SUBSTANCE" shall mean, without limitation, all substances and waste materials covered by CERCLA, HMTA, RCRA, CWA, CAA, OSHA and CHSC and any rules and regulations promulgated under any of the foregoing.

         "IMPLEMENTATION DATE" shall mean July 1, 1996.

         "INTELLECTUAL PROPERTY" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, recipes and

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unique food formulas) compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         "LEASE AGREEMENTS" shall mean those certain Lease Agreements entered into by Owner with respect to Owner's lease of the property underlying the Stores and the improvements thereon, as set forth on SCHEDULE E-1 through SCHEDULE E-28 attached hereto.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "LOSSES" shall mean all claims, demands, losses, actions, causes of action (whether legal, equitable, or administrative), costs, expenses, obligations, Liabilities, damages (whether actual, punitive or otherwise), remedies, judgments and penalties, including interest, penalties and reasonable attorneys' fees and expenses.

         "NET SALES" shall mean all revenue from the sale of all food, merchandise, or services sold or rendered by the Store including, without limitation, catering and sales and services where orders originate or are accepted by Operator in the Store by delivery or performance thereof is made from or at any place other than the Store or which are pursuant to telephone or other similar orders received or filled at or in the Store, whether for cash or credit and regardless of collection in the case of credit, and income of every kind and nature related to the Store business, deducting or excluding therefrom
(i) receipts from refunds to customers and non-food vending items, (ii) any sales taxes or other taxes collected from customers by Operator for transmittal to the appropriate taxing authority, (iii) any sales of Existing Assets or New Assets, (iv) non-food promotional items sold at no profit to Operator, (v) the amount of discount on sales to employees, and (vi) the amount of discount on coupon sales.

         "NEW ASSETS" shall mean all of the tangible assets (other than Consumables) located at each of the Stores which are purchased by Operator after the Implementation Date and shall include all Significant Operating Expenses. The New Assets shall be valued at Operator's net book value set forth on the financial statements of Operator (which have been prepared in accordance with GAAP) determined on the date of such valuation.

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         "OPERATOR" shall mean Carl Karcher Enterprises, a California corporation.

         "OPERATOR DEFAULT" shall have the meaning set forth in
SECTION 10.1.

         "OPERATOR DISTRIBUTION PERCENTAGE" shall mean the quotient of (a) the value of New Assets divided by (b) the sum of the value of the Existing Assets and the value of the New Assets.

         "OPERATOR INDEMNITEES" shall mean Operator and its Affiliates, and each of their employees, agents, legal representatives, officers, directors and shareholders.

         "OWNER" shall mean Rally's Hamburgers, Inc., a Delaware corporation.

         "OWNER ADVERTISING FEE" shall have the meaning set forth in
SECTION 6.1.

         "OWNER CHANGE OF CONTROL" shall mean (i) any transaction or series of related transactions in which fifty percent (50%) or more of Owner's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such transactions; (ii) a merger or consolidation in which Owner is not the surviving entity, other than a merger in which the principal purpose is to change the state of incorporation of Owner, (iii) the sale, transfer or other disposition of all or substantially all of the assets of Owner; or (iv) any reverse merger in which Owner is the surviving entity but in which fifty percent (50%) or more of Owner's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

         "OPERATOR DEFAULT" shall have the meaning set forth in
SECTION 10.3.

         "OWNER DISTRIBUTION PERCENTAGE" shall mean the quotient of (a) the value of the Existing Assets divided by (b) the sum of the value of the Existing Assets and the value of the New Assets.

         "OWNER FEE" shall have the meaning set forth in SECTION 6.1.

         "OWNER INDEMNITEES" shall mean Operator and its Affiliates, and each of their employees, agents, legal representatives, officers, directors and shareholders.

         "OWNER OPERATIONAL STANDARDS" shall mean Owner's current standards for operating a Rally's Store as set forth in Owner's current Operations Manual previously provided to Operator and the other standards and policies of operation of Owner (including, without limitation, (i) all menu changes proposed by Operator

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(which changes shall be made only with the consent of Owner, which consent shall not be unreasonably withheld or delayed) and (ii) Operator's use of the Approved Sources), all as may be amended or modified from time to time by Owner with the consent of the Operator, which consent shall not be unreasonably withheld.

         "RALLY'S STORE" shall have the meaning set forth in the Recitals above.

         "REASONABLY UNFORESEEABLE CIRCUMSTANCES" shall mean the occurrence of reasonably unforeseeable events including, but not limited to, (i) expropriation or confiscations of property or facilities in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, or (ii) acts of nature including, fires, floods and earthquakes. Any dispute between Owner and Operator which relates to the existence of Reasonably Unforeseeable Circumstances shall be resolved by binding arbitration pursuant to the provisions of SECTION 12.1.

         "SIGNIFICANT OPERATING EXPENSE" shall mean the aggregate repair or maintenance costs of any individual New Asset or Existing Asset which are capitalized on the financial statements of Operator (which have been prepared in accordance with GAAP). In no event shall any single such cost item which is less than Five Hundred Dollars ($500) be capitalized.

         "STORES" shall have the meaning set forth in the Recitals above.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                                    ARTICLE 2
                               ENGAGEMENT AND TERM

         SECTION 2.1    ENGAGEMENT.

                  (a) Owner hereby hires Operator as an independent contractor, and Operator hereby accepts such engagement to operate and perform or have performed all of the day-to-day operations of the Stores upon the terms, conditions and covenants and other provisions set forth in this Agreement. Subject to

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such terms, conditions, covenants and other provisions, Operator shall have the right to determine operating policy, standards of operation, quality of service and any other matters affecting customer relations or efficient management and operation of the Stores. Owner and Operator agree that Operator shall operate the Rally's Stores substantially in accordance with the Owner Operational Standards. Owner and Operator agree further that each will cooperate with and assist the other in every reasonable and proper way to permit Operator to carry out its duties hereunder.

                  (b) On the Implementation Date, Operator shall purchase from Owner each Store's then-current Consumables, as listed on SCHEDULE F attached hereto, and all cash on hand at each Store for a purchase price (paid pursuant to a wire transfer on the Implementation Date in accordance with SECTION 6.2) equal to the sum of (i) Owner's actual cost of such Consumables and (ii) the amount of such cash.

         SECTION 2.2 TERM. Subject to SECTION 2.3 below, the term of this Agreement shall commence upon the Implementation Date and, subject to earlier termination pursuant to the provisions of ARTICLE 11, shall expire ten (10) years from the Implementation Date. Notwithstanding the foregoing, Operator shall have the right to extend the term of this Agreement for at least two (2) renewal periods of five (5) years each, the first to commence on the day following the expiration of the term of this Agreement and the second to commence on the day following the expiration of the first renewal term, provided Operator gives Owner written notice of Operator's election to extend the term of this Agreement at least ninety (90) days prior to a renewal period.

         SECTION 2.3 INSPECTION. It shall be a condition to the commencement of the term of this Agreement and the obligations of Owner and Operator under this Agreement, that a joint inspection of the Stores be conducted prior to the Implementation Date and upon the Implementation Date, that there be a mutually executed written list of required repairs at the Stores. The reasonable cost of such repairs shall not exceed One Thousand Dollars ($1,000) per Store (i.e. maximum of Twenty-Eight Thousand Dollars ($28,000) and shall be an offset against the Owner Fee.

                                    ARTICLE 3
                                 RIGHTS OF OWNER

         SECTION 3.1 AUDIT RIGHTS. Throughout the term of this Agreement, Owner and its authorized representatives shall have the right to examine the books, records and receipts relating to the operations of the Stores for the purpose of determining the accuracy of any (i) payment received by Owner hereunder, and
(ii) the amount of any purchase of New Assets or incurrence of a

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Significant Operating Expense. Each examination shall take place at the offices of Operator at such times as are reasonably convenient to Owner and Operator after at least thirty (30) days prior written notice to Operator requesting such examination. Owner may, within thirty (30) days after completion of its examination, give notice to Operator of any amount alleged to be owing to Owner and/or the amount disputed of any item appearing in or excluded from the Financial Statements delivered to Owner. If Owner and Operator do not resolve any such dispute item within thirty (30) days after Owner gives notice to Operator of a disputed item, the dispute shall be determined by an audit by an accounting firm mutually acceptable to Owner and Operator. Upon the conclusion of such audit, the amount of any previous underpayment to Owner, if any, shall be paid to Owner. The costs of the audit shall be paid by Owner; provided, however, if the amount of such underpayments during a Fiscal Year is greater than four percent (4%) of the total payments due Owner hereunder in such Fiscal Year, the reasonable costs of such audit shall be paid by Operator.

         SECTION 3.2 APPROVAL RIGHTS. Owner shall have the right to pre-approve in writing (i) the form and content of all press releases and other items of general publicity relating to any Rally's Store; (ii) the encumbering of any of the Stores or any portion thereof by any mechanics', laborers', materialmen's, contractors', subcontractors' or any other liens or encumbrances or charges, except for each Converted Store where Operator has assumed the Lease Agreement applicable to such Converted Store pursuant to SECTION 4.9; and (iii) the use of Owner's name or the name "Rally's" and the accompanying text included in any advertising (other than local advertising for which there is no pre-approval right) or any document intended for public, semipublic or governmental disclosure (other than documents prepared by Operator pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934); provided, that upon receipt from Operator of a request seeking Owner's approval of the name use and accompanying text, Owner shall have five (5) business days within which to notify Operator either verbally or in writing of its approval or denial thereof, and in the event that Operator fails to receive such notice from Owner within such five (5) business-day period, Owner shall be deemed conclusively to have failed to so notify Operator and to have approved such request.

                                    ARTICLE 4
                     RIGHTS AND RESPONSIBILITIES OF OPERATOR

         SECTION 4.1 SCOPE OF OPERATOR'S RESPONSIBILITIES. In performance of its duties pursuant to this Agreement, Operator shall act solely as an independent contractor of Owner. All licenses, permits and approvals including, without limitation,

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liquor licenses and business permits, shall be obtained by Operator; provided, that in the event that such government authorities prohibit Operator from obtaining such licenses, permits and approvals, Operator shall notify Owner of such prohibition and shall first attempt to obtain such licenses, permits and approvals in the name of Owner and Operator (or their respective designees) jointly, and if such joint holding is prohibited by the proper government authorities, Operator may obtain such licenses, permits and approvals in the name of Owner or its designees. Upon termination of this Agreement, Operator and its respective designees shall cooperate with Owner to transfer all such licenses, permits and approvals to the name of Owner or Owner's designees alone; provided, however, if Operator has assumed the Lease Agreement applicable to a Converted Store pursuant to SECTION 4.9, (i) Operator shall not be required to transfer such licenses, permits and approvals with respect to such Converted Store to the name of Owner or Owner's designees and (ii) Owner and its respective designees shall cooperate with Operator to transfer all such licenses, permits and approvals to the name of Operator or Operator's designees alone.

         SECTION 4.2 FUNDING. Operator agrees to provide all funds, throughout the term of this Agreement, as shall be necessary to perform and satisfy Operator's responsibilities under this Agreement.

         SECTION 4.3 NO ASSUMPTION OF LIABILITIES. Except as specifically agreed to by Owner and Operator pursuant to SECTION 4.9 with respect to the permitted assumption by Operator of one or more Lease Agreements and as to two (2) agreements relating to billboard advertising (in Los Angeles and Bakersfield) which Operator hereby agrees to assume as of the Implementation Date; Operator does not agree to assume or become responsible for any Liabilities of Owner.

         SECTION 4.4 OPERATOR OBLIGATIONS. Following the Implementation Date and thereafter during the term of this Agreement, Operator shall operate and perform all day-to-day operations of the Stores, including, without limitation, the obligations set forth below, in a manner consistent with the terms, conditions, covenants and other provisions of this Agreement:

                  (a) Manage, operate and maintain the Stores including, without limitation, the payment of all operating and maintenance costs to third parties (including but not limited to all payments required under the Lease Agreements). In connection therewith, Operator shall have uninterrupted control over the operation of the Stores and Owner shall not interfere with or involve itself in any way with the day-to-day operation of the Stores by Operator.

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                  (b) Hire, promote, discharge, direct, train and supervise and determine the compensation, other benefits and terms of employment of all employees of the Stores and use its reasonable efforts to comply with all employee related laws and regulations (including the provision of worker's compensation insurance benefits to Stores employees). In the exercise of its reasonable discretion Operator is to be the sole and absolute judge of the fitness and qualifications of such employees and, except to the extent provided in this Agreement, is vested with absolute discretion in hiring, promoting, discharging, directing, training and supervising and determining the compensation, other benefits and terms of employment of such personnel. It is expressly understood and agreed that all of such employees are in the sole employ of Operator. Owner shall not interfere with or give orders or instructions to any personnel employed at the Stores. Operator shall have the option, but shall not be required, to continue the employment of, hire, maintain, or give any preferential treatment to, current or future employees of Owner or the Stores.

                  (c) Subject to SECTION 4.1, use its reasonable efforts to maintain all licenses and permits required for the operation of the Stores (including liquor and restaurant licenses).

                  (d) Purchase all Consumables. With respect to Rally's Stores, such purchases shall be made exclusively from Approved Sources.

                  (e) Replace all furniture fixtures and equipment of the Stores as necessary to maintain the Stores. In connection therewith, Operator shall make or cause to be made all repairs, replacements, corrections and maintenance items as shall be required in the normal and ordinary course of operation of the Stores.

                  (f) Subject to SECTION 5.3, initiate and carry out local promotional and advertising programs.

                  (g) Enforce all Stores rules and regulations.

                  (h) Use reasonable efforts to comply with all federal, state, regional or local environmental laws, regulations, rules, orders, ordinances or notices arising relating to the operation of the Stores.

                  (i) Fulfill Operator's other obligations pursuant to this Agreement.

         SECTION 4.5                USE OF NAME.

                  (a) Throughout the term of this Agreement, Operator shall have the non-exclusive right and license to use the name

"Rally's" in connection with marketing, advertising and describing the operation of the Rally's Stores to third parties. In the event of termination of this Agreement, Operator shall not use the name "Rally's."

                  (b) Owner and Operator hereby agree that in the event Owner and/or Operator is (are) the subject of any litigation or action brought by any party seeking to restrain the use, for or with respect to the Stores, by Owner and/or Operator of the name "Rally's," any such litigation or action shall be defended entirely at the expense of Owner, notwithstanding that Operator may or may not be named as a party thereto. In the event Owner desires to bring suit against any user of such name, then such suit shall be brought at the expense of Owner notwithstanding that such user may be a prior or subsequent user. In all cases, the conduct of any suit (whether brought by Owner or instituted against Owner and/or Operator) shall be under the absolute control of counsel to be nominated by Owner notwithstanding that Operator may not be a party to such suit and that Owner may be responsible for all costs of such counsel as provided herein. Owner hereby agrees and covenants to hold Operator harmless from and to indemnify Operator against any Losses which Operator is required to pay and/or pays arising from the use of the name "Rally's" or names or similar rights or registrations for or on the Stores in accordance with the terms of this Agreement.

         SECTION 4.6 PAYMENT OF TAXES AND UTILITIES. After the Implementation Date and throughout the term of this Agreement, Operator shall determine and pay out of Stores operations all utilities, Taxes, assessments, excises, levies and other charges of any kind upon the Stores that may be charged or levied by any proper authority after the Implementation Date. Owner shall be responsible for paying its pro rata share of such charges which were incurred or relate to any period of time prior to the Implementation Date. Owner shall indemnify, defend and hold harmless the Operator from and against any and Losses that such person or persons shall incur or suffer relating to or arising out of the failure of Owner to pay, in accordance with this SECTION 4.6, its pro rata share of such charges. In case any action or proceeding is brought against any such Operator by reason of any such Loss, Owner, upon notice from Operator, shall defend the same at Owner's expense by counsel reasonably satisfactory to Operator. Operator shall indemnify, defend and hold harmless the Owner from and against any and Losses that such person or persons shall incur or suffer relating to or arising out of the failure of Operator to pay, in accordance with this SECTION 4.6, its pro rata share of such charges. In case any action or proceeding is brought against any such Owner by reason of any such Loss, Operator upon notice from Owner, shall defend the same at Operator's expense by counsel reasonably satisfactory to Owner.

         SECTION 4.7 RECORDS, FINANCIAL STATEMENTS AND TAX RETURNS. Operator shall cause complete and accurate accounts of all transactions reflected on the Financial Statements to be kept in proper books to be made available for inspection by Owner at all reasonable times as set forth in SECTION 3.1. As soon as practicable, but in no event later than twenty (20) days after the close of each Fiscal Period, Operator shall furnish to Owner the Financial Statements for the preceding Fiscal Period. As soon as practicable, but in no event later than forty-five (45) days following the close of each Fiscal Year, Operator shall furnish to Owner final Financial Statements for the preceding Fiscal Year.

         SECTION 4.8 MANAGEMENT MEETINGS. Representatives of Operator shall meet with representatives of Owner at least once per fiscal quarter at a specific time and place to be agreed upon by Owner and Operator, for the purpose of discussing the performance of the Stores.

         SECTION 4.9 CONVERTED STORES. Operator shall have the right, at any time during the term of this Agreement, to convert any of the Rally's Stores to a Converted Store. The costs of such conversion shall be at the sole expense of Operator. Upon such conversion, Operator shall have the right, but not the obligation, to assume the Lease Agreement applicable to such Converted Store. In connection therewith, upon the request of Operator, Owner shall use its best efforts to obtain all consents and renewals with respect to such Lease Agreement necessary or desirable for Operator to continue the operation of such Store as a Converted Store. Upon Operator's assumption of such Lease Agreement, Operator shall reimburse to Owner the actual amount of any security deposit previously paid by Owner pursuant to the provisions of such Lease Agreement. If Operator terminates this Agreement pursuant to SECTION 11.3, Operator shall assume the Lease Agreements applicable to each Converted Store and Owner shall use its best efforts to obtain all consents and renewals with respect to such Lease Agreement necessary or desirable for Operator to continue the operation of such Store as a Converted Store.

         SECTION 4.10 CLOSURE OF STORES.

                  (a) Operator shall have the right, in its sole and absolute discretion, to effect the closure of (i) the three Class B Stores specified in Schedule A at the expiration of the term of their respective Lease Agreements; and, (ii) the Class A Stores sixty (60) months or more after the Implementation Date. Notice of any closure of a Store shall be delivered to Operator by Owner within sixty (60) days prior to the effective date of such Closure (the "CLOSURE DATE"). Notwithstanding the foregoing, if Owner demands in writing to Operator, within thirty (30) days prior to the Closure Date (the "DEMAND DATE"), that a closure of a Store not be effected, then such Store shall not be closed and Operator shall continue to operate such Store in accordance with the provisions of this Agreement; provided, however, (i) in no event shall any of the Operator or its Affiliates be liable or responsible for any continuing direct or indirect operational loss from such Store or any Losses resulting from Operator's operation of the Store after the Demand Date and (ii) Owner shall indemnify, defend and hold harmless the Operator and its Affiliates from and against any such operational loss and Losses that such person or persons shall incur or suffer after the Demand Date. In case any action or proceeding is brought against any such Operator and its Affiliate by reason of any such Loss, Owner, upon notice from Operator, shall defend the same at Owner's expense by counsel reasonably satisfactory to Operator.

                  (b) Upon the closure of a Store, all Existing Assets, New Assets and Consumables of such Store shall be liquidated and the proceeds therefrom shall be used to pay such Store's Closing Costs. If there are excess proceeds from the liquidation of the Existing Assets, New Assets and Consumables after payment of such Closing Costs, then such excess proceeds shall be distributed pro rata to Owner and Operator in accordance with the Owner Distribution Percentage and Operator Distribution Percentage, respectively. All remaining Closing Costs with respect to the closure of a Store, if any, shall be at the sole expense of Owner.

                  (c) In the event of any Rally's Store closure, Owner has the right to repossess such Rally's Store and its operations upon a payment to Operator equal to the value of New Assets in such Store.

                  (d) In the event of any Converted Store closure, Operator shall pay all Closing Costs.

         SECTION 4.11 UNUSED EQUIPMENT. If Operator elects not to use any of the Existing Assets at any Store (e.g. grills), it shall notify Owner who shall have the right (at its sole expense) to remove any such Existing Asset.

                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1 LEASE AGREEMENTS. Subject to Operator's compliance with
SECTION 4.4, Owner shall maintain the Lease Agreements in full force and effect through the term of this Agreement; provided, however, Owner shall have no such obligation to maintain a Lease Agreement applicable to a Converted Store after the assumption of such Lease Agreement by Operator has been fully consummated pursuant to SECTION 4.9. Owner shall obtain all consents and approvals required by landlords for the Stores prior to the Implementation Date.

         SECTION 5.2 NON-DISTURBANCE. Owner covenants that during the term hereof Operator shall and may peaceably and quietly operate the Stores in accordance with the terms of this Agreement, free from molestation, eviction or disturbance by Owner or by any other person whom Owner shall derive its right to occupy and use the Stores or by any other person or persons claiming by, through or under Owner. Owner further covenants and agrees, at Owner's own expense, to undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such quiet and peaceable operation by Operator. During the term of this Agreement, upon Operator's request, Owner agrees to furnish Operator copies of all documents by and through which Owner has the right of possession to the Stores and consequently the ability to enter into this Agreement.

         SECTION 5.3 SALES, MARKETING AND ADVERTISING. Operator shall advertise and promote the business of the Stores and shall institute and supervise a sales and marketing program and, with respect to Rally's Stores, coordinate and cooperate with the sales and marketing programs of Owner. In its sole and absolute discretion, Operator may cause the Stores to participate in sales and promotional campaigns and activities involving complimentary food and beverages where such is in furtherance of the profitability of the Stores' business. Owner shall use the Owner Advertising Fee received by Owner to fund the National Fund (as defined in Owner's current franchise agreement) for uses including point of purchase advertising and menu slats and otherwise as other contributions to the National Fund are utilized. Operator shall apply three and one-half percent (3.5%) of the Net Sales from the operation of each Rally's Store exclusively towards local advertising for the Rally's Stores as determined by Operator in its sole and absolute discretion.

         SECTION 5.4 INSURANCE. Throughout the term of this Agreement, Operator shall, at Operator's sole cost and expense, obtain, maintain, and account for the insurance coverage described in SCHEDULE G attached hereto, which insurance (except as to Converted Stores) shall name Owner as an additional insured. Such insurance shall be effected by policies issued by insurance companies of good reputation and of sound financial responsibility as determined in the sole and absolute discretion of Operator.

         SECTION 5.5 NO SALE OF STORES. Owner shall not sale, lease or otherwise transfer any of the Stores or the Existing Assets to any third parties; provided Owner shall be entitled to consummate a sale/lease back transaction with respect to a Store or Existing Assets without the prior written consent of Operator provided that (i) such transaction does effect any adverse economic impact (and will not effect any impact if the Lease Agreement applicable to such Store is assumed by Operator pursuant to SECTION 4.9) to Operator as determined by Operator in its sole and absolute discretion and (ii) the documents evidencing such transaction specifically acknowledge the fact such transaction will not effect such adverse economic impact.

         SECTION 5.6 GREEN BURRITO. On or promptly following the Implementation Date, Owner shall (at its sole cost and expense) terminate any or all existing franchise agreements with GB Foods, Inc. (aka "Green Burrito") with respect to the Stores.

         SECTION 5.7 LEASE AGREEMENT EXTENSIONS. In the event that a term for a Lease Agreement for a Class A Store expires prior to July 2, 2001, then Owner and Operator shall use their best reasonable efforts to extend the terms of the Lease Agreements (or longer as mutually agreed) to July 2, 2001. If a Lease Agreement can only be extended beyond July 2, 2001, then Owner can elect (i) not to extend the term in which case the Store will be closed when the term expires; or (ii) extend the term beyond July 2, 2001, which extension will not change Operator's rights under Section 4.10(a)(ii).

                                    ARTICLE 6
                                  COMPENSATION

         SECTION 6.1 OWNER FEE AND OWNER ADVERTISING FEE. Owner shall be entitled to receive from the operations of the Stores the following fees (the "OWNER FEE"):

                  (a) From the operations of each Rally's Store, five percent (5.0%) of the Net Sales of such Rally's Store during a Fiscal Period, payable within fifteen (15) days following such Fiscal Period; and,

                  (b) From the operations of each Converted Store, five percent (5.0%) of the Net Sales of such Converted Store during a Fiscal Period, payable within fifteen (15) days following such Fiscal Period.

                  Upon the Implementation Date, Operator shall prepay Seventy-Five Thousand Dollars ($75,000) of the Owner Fee. This sum may be repaid by Owner at any time and shall be repaid not later than July 2, 1997 or Operator may offset the sum against remaining Owner Fees.

In addition, Owner shall be entitled to receive from the operations of each Rally's Stores one-half of one percent (0.5%) of the Net Sales of such Rally's Store during a Fiscal Period, payable within fifteen (15) days following such Fiscal Period (the "OWNER ADVERTISING FEE").

         SECTION 6.2 WIRE TRANSFER INSTRUCTIONS. Set forth below are the wire transfer instructions for all payments to be made by Operator to Owner pursuant to SECTION 6.1 which shall be followed until such time as Owner notifies Operator in writing of a change therein:

         Account Number:                    30-9555-6688
         Account Name:                      Rally's Hamburgers, Inc.
         ABA Number:                        PNC Bank, Kentucky, Inc.

         SECTION 6.3 COMPENSATION TO OPERATOR. For its services hereunder, Operator shall be entitled to receive all income and profits from the operations of the Stores (after payment of the Owner Fee and Owner Advertising Fee), payable to Operator from time to time as determined in the sole and absolute discretion of Operator. Operator shall also be entitled to retain all direct and indirect benefits from contracts or obligations it is paying for in connection with Store operations, including, but not limited to, the National Value Pouring Level and Local Store Marketing Allowance provided by the Coca Cola Company (or its affiliates).

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1 OWNER REPRESENTATIONS AND WARRANTIES. Owner makes the following representations and warranties to Operator, which shall survive the execution and delivery of this Agreement and, to the extent events or conditions occur which cause such representations and warranties to no longer remain true, Owner shall give Operator written notice of such fact as soon as is practicable following Owner's knowledge of such fact:

                  (a) Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power to enter into this Agreement and execute all documents required hereunder.

                  (b) The making, execution, delivery and performance of this Agreement by Owner has been duly authorized and approved by all requisite corporate action, and this Agreement has been duly executed and delivered by Owner and constitutes the valid and binding obligations of Owner, enforceable against Owner in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and general equitable principles.

                  (c) Neither the execution and delivery of this Agreement by Owner nor Owner's performance of its obligations hereunder will result in a violation or breach of any material term or provision of, or constitute a material default or accelerate the performance required under, any other material agreement or document to which Owner is a party or by which Owner is otherwise bound and will not constitute a violation of any law, ruling, regulation or order to which Owner is subject.

                  (d) Owner has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Owner or Operator could become liable or obligated.

                  (e) Owner owns or leases all buildings, machinery, equipment, and other assets necessary for the conduct of the Stores as presently conducted and as presently proposed to be conducted. Except as disclosed in writing as contemplated by Section 2.3, each such asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used. All Consumables currently located in the Stores are merchantable and fit for the purpose for which they were procured.

                  (f) Set forth on SCHEDULE H attached hereto is a list of the existing contracts, commitments or obligations directly or indirectly related to a Store to which Owner or the Stores are or may become subject.

                  (g) Owner is not presently aware of any fact or condition which would result in the termination of the (i) current access to the Stores from existing roads or (ii) current access to existing utility services.

                  (h) Owner does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) with respect to any of the Stores, except for lease obligations with respect to each Store and for Liabilities set forth on SCHEDULE I attached hereto (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  (i) There are no existing or, to Owner's knowledge, pending actions, suits, litigation, claims, proceedings or governmental investigations with respect to any aspect of the Stores, which would have a material adverse affect on the ability of Operator to perform its obligations pursuant to this Agreement, nor, to the knowledge of Owner, have any such actions, suits, litigation, claims, proceedings or governmental investigations been threatened or asserted.

                  (j) Except as set forth on SCHEDULE J attached hereto, (i) all Taxes owed by Owner have been paid; (ii) Owner has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, (iii) to the best of Owner's knowledge, no director or officer (or employee responsible for Tax matters) of Owner expects any authority to assess any additional Taxes for any period prior to the Implementation Date, (iv) there is no dispute or claim concerning any Tax Liability of Owner either claimed or raised by any authority.

                  (k) Owner has complied fully with the requirements of all laws, rules, regulations and orders applicable to the Stores, including, but not limited to, all applicable environmental laws and regulations.

                  (l) Owner is the owner of the registered trademark "Rally's Hamburgers" and any derivative thereof necessary to operate a Rally's Store. Owner owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Stores as presently conducted and as presently proposed to be conducted. To the best of Owner's knowledge, each item of such Intellectual Property owned or used by Owner immediately prior to the Implementation Date will be available for use by Operator on identical terms and conditions immediately subsequent to the Implementation Date. Owner has taken and will continue to take all necessary and desirable action to maintain and protect each item of such Intellectual Property that it owns or uses.

                  (m) To the best of Owner's knowledge, Owner has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Owner has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Owner must license or refrain from using any Intellectual Property rights of any third party).

                  (n) The representations and warranties of Owner contained in this SECTION 7.1 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 7.1 not misleading.

         SECTION 7.2 OPERATOR REPRESENTATIONS AND WARRANTIES. Operator makes the following representations and warranties to Owner, which shall survive the execution and delivery of this Agreement and, to the extent events or conditions occur which cause such representations and warranties to no longer remain true, Operator shall give Owner written notice of such fact as soon as is practicable following Operator's knowledge of such fact:

                  (a) Operator is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power to enter into this Agreement and execute all documents required hereunder.

                  (b) The making, execution, delivery and performance of this Agreement by Operator has been duly authorized and approved by all requisite corporate action, and this Agreement has been duly executed and delivered by Operator and constitutes valid and binding obligations of Operator, enforceable against Operator in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and general equitable principles.

                  (c) Neither the execution and delivery of this Agreement by Operator nor Operator's performance of its obligations hereunder will result in a violation or breach of any material term or provision of, or constitute a material default or accelerate the performance required under, any other material agreement or document to which Operator is a party or by which Operator is otherwise bound and will not constitute a violation of any law, ruling, regulation or order to which Operator is subject.

                  (d) Operator has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Operator or Owner could become liable or obligated.

                  (e) The representations and warranties of Operator contained in this SECTION 7.2 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 7.2 not misleading.

                                    ARTICLE 8
                       DAMAGE; DESTRUCTION OR CONDEMNATION

         SECTION 8.1 APPLICATION OF INSURANCE PROCEEDS.

                  (a) Owner shall have the right to approve in writing (which approval shall not be unreasonably withheld or delayed) all settlements of insurance claims with respect to all insurance maintained by Operator pursuant to the terms of this Agreement. If all or any portion of a Store shall be damaged, destroyed, taken or condemned at any time during the term of this Agreement as a result of Reasonably Unforeseeable Circumstances, the proceeds of any such insurance maintained by Operator or the proceeds from such taking shall be turned over to Owner and Owner may terminate this Agreement by giving written notice thereof to Operator, unless Operator shall request in writing (delivered to Owner within ten (10) days after Operator receipt of such written notice from Owner) that Owner use such proceeds to restore or reconfigure such Store. If such Store is to be restored or reconfigured in accordance with this SECTION 8.1(a) following any such casualty, taking or condemnation, upon the request of Operator, Owner shall diligently restore or reconfigure the Store in accordance with plans and specifications reasonably acceptable to Operator. Notwithstanding the foregoing, if Operator has assumed the Lease Agreement with respect to a Converted Store, then the proceeds of any such insurance maintained by Operator or the proceeds from such taking shall be turned over to Operator and Operator may terminate this Agreement with respect to a Converted Store in accordance with SECTION 11.4 or Operator may use such proceeds to restore or reconfigure such Converted Store.

                  (b) If the proceeds of any such insurance maintained by Operator or the proceeds from such taking shall not be used to restore or reconfigure a Store pursuant to SECTION 8.1(a), such Store shall be closed and such proceeds shall be used to pay such Store's Closing Costs. If there are excess proceeds after payment of such Closing Costs, then such excess proceeds shall be distributed pro rata to Owner and Operator in accordance with the Owner Distribution Percentage and Operator Distribution Percentage, respectively. All remaining Closing Costs with respect to the closure of such Store shall be at the sole expense of Owner.

                  This Article shall not apply with respect to Lease Agreements assumed by Operator pursuant to SECTION 4.9.

                                    ARTICLE 9
                                 INDEMNIFICATION

         SECTION 9.1 INDEMNIFICATION BY OWNER. Owner shall indemnify, defend and hold harmless the Operator Indemnitees from and against any and all Losses that such person or persons shall incur or suffer relating to or arising out of (i) any breach of any agreement, covenant, representation or warranty made by Owner in this Agreement, or (ii) any Environmental Liability of Owner. In case any action or proceeding is brought against such person or persons by reason of any such Losses, Owner, upon notice from Operator, shall defend the same at Owner's expense by counsel reasonably satisfactory to Operator.

         SECTION 9.2 INDEMNIFICATION BY OPERATOR. Operator shall indemnify, defend and hold harmless the Owner Indemnitees from and against any and all Losses that such person or persons shall incur or suffer relating to or arising out of (i) any breach of any agreement, covenant, representation or warranty made by Operator in this Agreement; or (ii) any Environmental Liability of Operator. In case any action or proceeding is brought against such person or persons by reason of any such Losses, Operator, upon notice from Owner, shall defend the same at Operator's expense by counsel reasonably satisfactory to Owner.

                                   ARTICLE 10
                                     DEFAULT

         SECTION 10.1 EVENTS OF OPERATOR DEFAULT. The occurrence of any one or more of the following events which is not cured in the time permitted, if any, shall constitute a default by Operator under this Agreement (a "OPERATOR DEFAULT"):

                  (a) If Operator shall fail to pay, when due, the Owner Fee or the Owner Advertising Fee and such failure shall continue for a period of three
(3) business days after receipt of written notice thereof from Owner.

                  (b) If Operator shall fail to pay any expenses and debts incurred in the operation of the Stores (e.g. including without limitation payments under the Lease Agreements) when due and such failure shall continue for a period of thirty (30) days after written notice from Owner unless Operator is in good faith contesting the payment of such expense or debt.

                  (c) If Operator is grossly negligent in the performance of any of its obligations under this Agreement (other than the obligations of Operator set forth in (a) and (b) above) and such failure shall continue for a period of thirty (30) days after written notice thereof from the Owner specifying the nature of such failure with reasonable detail; provided, that if such failure is not one that is susceptible of being cured within thirty (30) days, then no Operator Default shall be deemed to have occurred so long as Operator initiates such cure within such thirty (30)-day period and thereafter diligently pursues to complete such cure as soon as is reasonably possible.

                  (d) If Operator shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal or state statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial portion of its assets.

                  (e) If within sixty (60) days after the commencement of any proceeding against Operator seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal or state statute or law, such proceeding shall not have been dismissed; or if within sixty (60) days after the appointment, without the consent or acquiescence of Operator of any trustee, receiver or liquidator of such party or of all or any substantial portion of its properties, such appointment shall not have been vacated or stayed on appeal or otherwise; or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated.

                  (f) If Operator fails to comply with provisions of the Lease Agreements for the Stores (other than obtaining required consents or approvals for the transfers contemplated by this Agreement).

         SECTION 10.2 OWNER REMEDIES. Upon the occurrence of any Operator Default, Owner shall be entitled to all remedies hereunder, now or hereafter existing at law, in equity or by statute and no remedy is intended to be exclusive of any other remedy. No delay or omission of Owner to exercise any right, power or remedy accruing upon an Operator Default shall impair the exercise of any other right, power or remedy or shall be construed to be a waiver thereof.

         SECTION 10.3 EVENTS OF OWNER DEFAULT. The occurrence of any one or more of the following events which is not cured in the time permitted, if any, shall constitute a default by owner under this Agreement (an "OWNER DEFAULT"):

                  (a) If Owner fails to perform any of its material obligations under this agreement and such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Operator specifying the nature of such failure with reasonable detail; provided, that if such failure is not one that is susceptible of being cured within thirty (30) days, then no default shall be deemed to have occurred so long as Owner initiates such cure as soon within such thirty (30)-day period and thereafter diligently pursues to complete such cure as soon as is reasonably possible.

                  (b) If Owner shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal or state statute or law, or shall seek or consent to or acquiesce

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



in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial portion of its assets.

                  (c) If within sixty (60) days after the commencement of any proceeding against Owner seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal or state statute or law, such proceeding shall not have been dismissed; or if within sixty (60) days after the appointment, without the consent or acquiescence of Owner of any trustee, receiver or liquidator of such party or of all or any substantial portion of its properties, such appointment shall not have been vacated or stayed on appeal or otherwise; or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated.

         SECTION 10.4 OPERATOR REMEDIES. Upon the occurrence of any Owner Default, Operator shall be entitled to all remedies hereunder, now or hereafter existing at law, in equity or by statute and no remedy is intended to be exclusive of any other remedy. No delay or omission of Operator to exercise any right, power or remedy accruing upon an Operator Default shall impair the exercise of any other right, power or remedy or shall be construed to be a waiver thereof.

                                   ARTICLE 11
                                   TERMINATION

         SECTION 11.1 TERMINATION FOR CAUSE BY OWNER. Owner may terminate this Agreement at any time during its term upon the occurrence of any Operator Default, and such termination shall be effective immediately upon the delivery of a written notice of termination to Operator.

         SECTION 11.2 TERMINATION FOR CAUSE BY OPERATOR. Operator may terminate this Agreement at any time during its term upon the occurrence of any Owner Default or upon the consummation of an Owner Change of Control, and such termination shall be effective immediately upon the delivery of a written notice of termination to Owner.

         SECTION 11.3 TERMINATION WITHOUT CAUSE BY OPERATOR. Notwithstanding any other provision contained in this Agreement, at any time on or after the fifth
(5th) anniversary of the Implementation Date, Operator shall have the right to terminate this Agreement, in Operator's sole and absolute discretion, upon delivery of written notice of termination to Owner at least forty-five (45) days prior to the effective date of such termination.

         SECTION 11.4 TERMINATION WITH RESPECT TO A SPECIFIC STORE. Subject to Sections 4.10 and 5.7 above, this Agreement shall automatically terminate with respect to a specific Store when the Lease Agreement applicable to such Store
(i) is terminated; (ii) is terminable by lessee as a result of an occurrence at such Store (e.g. damage, destruction or condemnation); or (iii) otherwise expires pursuant to the terms thereof.

Upon any such termination of this Agreement with respect to a specific Store, such Store shall be closed and all Existing Assets, New Assets and Consumables of such Store shall be liquidated and the proceeds therefrom shall be used to pay such Store's Closing Costs. If there are excess proceeds from the liquidation of the Existing Assets, New Assets and Consumables after payment of such Closing Costs, then such excess proceeds shall be distributed pro rata to Owner and Operator in accordance with the Owner Distribution Percentage and Operator Distribution Percentage, respectively. All remaining Closing Costs, if any, with respect to the closure of a Store shall be at the sole expense of Owner.

         In the event of any Rally's Store closure, Owner has the right to repossess such Rally's Store and its operations upon a payment to Operator equal to the value of New Assets in such Store.

         SECTION 11.5 CESSATION OF ACTIVITIES BY OPERATOR UPON TERMINATION. Upon any termination of this Agreement, each of the Rally's Stores shall be closed and all Existing Assets, New Assets and Consumables of each such Store shall be liquidated and the proceeds therefrom shall be used to pay each such Store's Closing Costs. If there are excess proceeds from the liquidation of the Existing Assets, New Assets and Consumables after payment of such Closing Costs, then such excess proceeds shall be distributed pro rata to Owner and Operator in accordance with the Owner Distribution Percentage and Operator Distribution Percentage, respectively. All remaining Closing Costs, if any, with respect to the closure of a Store shall be at the sole expense of Owner.

         SECTION 11.6 OTHER RIGHTS UPON TERMINATION. Upon any termination of this Agreement, Owner and Operator shall be relieved of further performance pursuant to this Agreement; provided, that no termination of this Agreement shall in any way effect Owner's or Operator's indemnity obligations or other legal liability provided for in this Agreement or invalidate, reduce or restrict the rights of Owner or Operator to pursue remedies for any Operator Default or Owner Default, as the case may be, under this Agreement or wrongful act, error or omission occurring prior to such termination, regardless whether such Operator Default, Owner Default, act, error or omission was known by the aggrieved party at the time of termination. Notwithstanding anything to the contrary contained in this Agreement, in the event of any Rally's Store closure, Owner has the right to repossess such Rally's Store from Operator and its operations upon a payment to Operator equal to the value of New Assets in such Store.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         SECTION 12.1 BINDING ARBITRATION. Any controversy involving a claim by either of the parties against the other in connection with any dispute that may arise from this Agreement shall be finally settled by arbitration in Orange County, California, if commenced by Owner and in Los Angeles County, California, if commenced by Operator in accordance with the then-current rules for arbitration as established by Judicial Arbitration Mediation Services, Inc. ("JAMS"), and judgment upon the award rendered by such arbitration may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by one (1) arbitrator mutually agreed to by Owner and Operator from the JAMS panel of retired judges, or an arbitrator appointed by JAMS in the event that no such mutual agreement is reached.

         SECTION 12.2 NO JOINT VENTURE; INDEPENDENT ENTITY. Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers, or principal and agent and neither shall have any power to obligate or bind the other with respect to third parties in any matter whatsoever. Owner recognizes and acknowledges that Operator is an independent corporation, adequately capitalized and chartered under the laws of California, to which Owner will solely look and which is solely responsible for the obligations and liabilities of Operator recited herein (but only to the extent provided by law), arising hereunder, or in any manner related to the transactions contemplated hereby, and Owner further recognizes and acknowledges that no other entities, including (i) any parent corporation of Operator, (ii) any individual, (iii) any corporation Affiliated with Operator which may supply services to or take actions on behalf of or for the benefit of Operator with respect to the transactions contemplated herein (it being agreed among the parties thereto that such parents of and/or the Affiliated corporations may form, organize, provide services to, provide loans and funds to, negotiate for, provide personnel to, make representations on behalf of and, from time to time take actions on behalf of or for the benefit of Operator by direct dealings with Operator or those acting for Operator) is in any manner liable or responsible for the obligations and Liabilities of Operator, whether recited herein, arising hereunder, or in any manner related to the transactions contemplated hereby.

         SECTION 12.3 INQUIRY. Owner warrants and represents that it has made such inquiry investigation as it deems appropriate as to the financial ability of Operator to perform all of its respective obligations, duties, Liabilities and undertakings contemplated by the transactions from which this Agreement arises and that it has no further inquiry it desires to make. Owner further warrants and represents that it is not relying on any other entity to contribute the financial wherewithal to Operator to carry out its obligations, duties, Liabilities and undertakings, and that no oral representations have been made as to other financial support of Operator by any party or entity. Owner is thus solely relying on the financial ability of Operator.

         SECTION 12.4 AFFILIATES. It is agreed and understood among and between the parties hereto that the Affiliates of Operator may provide services for a fee to Operator and that the provision of such services for a fee and the actions taken in providing such services shall in no manner be construed to constitute the undertaking by such Affiliate of any obligation, duty, or Liability of Operator or Owner under the terms of this Agreement or any other relationship existing between Operator and Owner, unless specifically set forth in a document executed by the party to be charged with such obligation, duty, or Liability.

         SECTION 12.5 EXPENSE. Operator and Owner shall be responsible for the payment of their respective legal, financial advisor and accounting fees, and any other expenses incurred by them in connection with this Agreement and the transactions contemplated thereby.

         SECTION 12.6 CONFIDENTIALITY. Operator and Owner shall each keep all information and reports obtained from the other or relating to the Stores, this Agreement, the other's Intellectual Property and the transactions contemplated hereby confidential and will not disclose any such confidential information to any other person or entity without obtaining the prior written consent of the party from whom the confidential information was obtained; provided, that either party may disclose such information (i) to its legal counsel banks and bank appraisers, employees or Affiliates, but only to the extent such persons are bound to maintain the confidentiality thereof and (ii) as may be required by law. Each party hereto acknowledges the value and goodwill associated with the other's Intellectual Property and agrees that each parties' Intellectual Property and all rights therein and the good will pertaining thereto belong exclusively to the respective party. Each party also agrees that its every use of the other's Intellectual Property shall inure to the benefit of the owner of such Intellectual Property and that neither party shall acquire nor claim any rights in the Intellectual Property of the other party by virtue of any such use. The Agreements set forth in this SECTION 12.6 shall survive the termination of this Agreement.

         SECTION 12.7 ASSIGNMENT. The obligations, rights and interests of Owner under this Agreement may only be assigned with the prior written consent of Operator. The obligations, rights and interests of Operator under this Agreement may only be assigned with the prior written consent of Owner, which consent may not be unreasonably withheld or delayed; provided, however, Operator may assign this Agreement to an Affiliate of Operator without any consent of Owner.

         SECTION 12.8 NOTICES. Any notice, request, demand, waiver, consent, approvals or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram (followed by hard copy sent by registered or certified mail) or by registered, certified or overnight mail or courier service (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

 Operator:                          Carl Karcher Enterprises, Inc.
                                    1200 North Harbor Boulevard
                                    P.O. Box 4349
                                    Anaheim, California  92803-4349
                                    Attn:  Robert A. Wilson, Esq.
                                    Fax No.:  (714) 520-4485

          with a copy to:                    McDermott, Will & Emery
                                             1301 Dove Street, Suite 500
                                             Newport Beach, California  92660
                                             Attn:  John B. Miles, Esq.
                                             Fax No.:  (714) 851-9348

 Owner:                             Rally's Hamburgers, Inc.
                                    10002 Shelbyville Road
                                    Louisville, Kentucky 40223
                                    Attn: Mr. Evan Hughes
                                    Fax No.: (502) 254-5232

          with a copy to:                    Christensen, White, Miller,
                                               Fink & Jacobs
                                             2121 Avenue of the Stars,
                                             18th Floor
                                             Los Angeles, California  90067
                                             Attn:  Roger H. Howard, Esq.
                                             Fax No.:  (310) 556-2920

Any such notice sent by registered or certified mail shall be deemed to have been duly give three (3) business days after it is so addressed and mailed with postage prepaid. Any such notice personally delivered or sent by telecopy or telegram shall be deemed to have been duly given on the day such notice is sent. Any notice sent by any other manner shall be effective only upon actual receipt thereof. Any party may change its address for the purposes of this Agreement by giving notice to the other party as provided in this SECTION 12.8.

         SECTION 12.9 INCORPORATION OF SCHEDULES. Each of the Schedules referred to in the Agreement is incorporated into this Agreement by this reference. In the event of inconsistency between the text of this Agreement and the Schedules, the text of this Agreement shall control.

         SECTION 12.10 COMPLETE AGREEMENT. This Agreement contains all of the agreements and understandings of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous agreements, prior negotiations or discussions, representations or understandings, oral or written, shall be merged into this Agreement.

         SECTION 12.11 AMENDMENT OF AGREEMENT. This Agreement may not be renewed or extended, and no provision of this Agreement may be amended or supplemented, except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is a renewal, extension or amendment of this Agreement, as the case may be.

         SECTION 12.12 ATTORNEYS' FEES. In any proceeding (arbitration or otherwise) or action between Owner and Operator seeking enforcement of any term or provision of this Agreement, the prevailing party in such action or proceeding shall be awarded its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, court costs and disbursements, in addition to any other relief that may be granted.

         SECTION 12.13 THIRD-PARTY BENEFICIARIES. This Agreement and each provision of this Agreement is for the exclusive benefit of the parties to this Agreement and not for the benefit of any third party.

         SECTION 12.14 SUCCESSORS AND ASSIGNS. Every provision of this Agreement shall inure to the benefit of and shall be binding upon the permitted successors and assigns of Owner and Operator.

         SECTION 12.15 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without regard to the conflicts of laws provisions thereof.

         SECTION 12.16 SEVERABILITY. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Agreement and that legal counsel was consulted by each party before the execution of this Agreement.

         SECTION 12.17 CAPTIONS. The captions used in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit, amplify or explain any of the provisions of this Agreement.

         SECTION 12.18 REFERENCES TO ARTICLES AND SECTIONS. All uses of the words "Article" and "Section" in this Agreement are references to an article and section of this Agreement, unless otherwise specified.

         SECTION 12.19 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         SECTION 12.20 EXECUTION OF OTHER DOCUMENTS. To the extent necessary to carry out the intent of this Agreement, Owner and Operator agree to execute any and all other documents as reasonably necessary to facilitate the orderly operation of the Stores by Operator.

         SECTION 12.21 DUE DATES. In the event that the due date hereunder for the delivery of any document and/or payment falls on a weekend day or a holiday, such document and/or payment shall be delivered on the immediately succeeding business day.

                            [SIGNATURE PAGE FOLLOWS]

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





         IN WITNESS WHEREOF, Owner and Operator have executed this Operating Agreement as of the date first written above.

                            "OWNER"

                            RALLY'S HAMBURGERS, INC.,

                             a Delaware corporation

                            By: /s/ Donald E. Doyle
                                ----------------------------
                               Its: President and CEO
                                    ------------------------


                            "OPERATOR"

                            CARL KARCHER ENTERPRISES, INC.,
                            a California corporation

                            By: /s/ Joseph N. Stein
                                ---------------------------
                               Its: CFO
                                    -----------------------



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